Exhibit 23.01

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-113899, 333-110248, 333-77068, 333-68342 and 33-46624) on Form S-8 (Nos. 333-136705, 333-113914, 333-104711, 333-64552, 333-59842, 333-55822, 333-35730, 333-32460, 333-93591, 333-92159 and 333-87505) of Kana Software, Inc. of our report dated March 30, 2007 relating to the consolidated financial statements and financial statement schedule as of December 31, 2006 and 2005 and for each of the two years in the period ended December 31, 2006, which appears in this Form 10-K.

/s/ Burr, Pilger & Mayer LLP

San Jose, California

March 30, 2007